Exhibit 99.1

Libbey Inc. 300 Madison Ave P.O. Box 10060 Toledo, OH 43699

NEWS RELEASE

INVESTOR CONTACT:	MEDIA CONTACT:
Kenneth Boerger	Lisa Fell
Vice President and Treasurer	Director of Corporate Communications
(419) 325-2279	(419) 325-2001
ken.boerger@libbey.com	lfell@libbey.com

FOR IMMEDIATE RELEASE
THURSDAY, APRIL 25, 2013

LIBBEY INC. ANNOUNCES FIRST QUARTER 2013 FINANCIAL RESULTS

Continued progress on Libbey 2015 strategic plan results in first quarter financial performance records

TOLEDO, OHIO, APRIL 25, 2013--Libbey Inc. (NYSE MKT: LBY) today reported results for the first quarter-ended March 31, 2013.

New Segment Reporting

Libbey presents today's financial results in revised reporting segments to align with the Company's previously announced regionally focused organizational structure which will enable Libbey to better serve customers across the globe. Under this structure, Libbey will now report financial results for the Americas; Europe, the Middle East and Africa (EMEA); and Other. In addition, sales and segment EBIT reflect a change to end market reporting that has sales and related costs in segment EBIT based on the geographical destination of the sale. The revised segment results do not affect the Company's previously reported consolidated financial results.

First Quarter Financial Highlights

•	Sales for the first quarter were $183.5 million, compared to $187.8 million for the first quarter of 2012, a decrease of 2.3 percent (2.8 percent excluding currency fluctuation).

•	Net income grew to $2.0 million from $0.6 million in the first quarter of 2012.

•	Adjusted income from operations grew 9.9 percent, compared to the first quarter of 2012, increasing to an all-time first quarter record of $16.4 million from $14.9 million in the year-ago quarter.

•
Adjusted EBITDA increased 5.2 percent to a record for any first quarter of $26.2 million (after adjusting for $4.3 million of restructuring charges relating to our previously announced plans to discontinue production of certain glassware in North America and reduce manufacturing capacity at our Shreveport, Louisiana, manufacturing facility), compared to $24.9 million for the first quarter of 2012.

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Libbey Inc.

“Overall, we are pleased with this quarter's results. While disappointed with a sales decline in the U.S. and Canada, we are very encouraged by our significant sales increase in Mexico and Latin America. The critical story, however, is our success in cost reductions, which resulted in record adjusted income from operations and adjusted EBITDA for any first quarter ever. This performance is even more notable, given that we had an extensive amount of maintenance activity which led to underutilized capacity during the quarter," said Stephanie A. Streeter, chief executive officer of Libbey Inc.

“We are building a track record of success improving our cost structure, focusing on productivity improvements, leveraging our advantaged businesses and strengthening our balance sheet. We believe this solid start to the year should enable continued improved financial and operational performance for the remainder of 2013.”

First Quarter Segment Sales and Operational Review

•
Sales in the Americas segment were $123.5 million, compared to $129.7 million in the first quarter of 2012, a decrease of 4.7 percent (5.2 percent excluding currency fluctuation). Sales performance was led by a 4.5 percent increase in sales within our Mexican and Latin American end market (2.8 percent excluding currency impact), offset by an 8.6 percent decrease within our US and Canada end market.

•	Sales in the EMEA segment increased 11.2 percent (10.4 percent excluding currency impact) to $34.2 million, compared to $30.8 million in the first quarter of 2012.

•	Sales in Other were $25.7 million, compared to $27.4 million in the prior-year quarter. This decrease was largely the result of lower sales in the Asia Pacific end market.

•	Interest expense decreased by $2.0 million to $8.4 million, compared to $10.4 million in the year-ago period, primarily driven by lower interest rates.

•
Our effective tax rate was 25.0 percent for the quarter-ended March 31, 2013, compared to 83.7 percent for the quarter-ended March 31, 2012. The effective tax rate was influenced by jurisdictions with recorded valuation allowances and changes in the mix of earnings with differing statutory rates.

Working Capital and Liquidity

•
As of March 31, 2013, working capital, defined as inventories and accounts receivable less accounts payable, was $196.4 million, compared to $191.7 million at March 31, 2012. This increase in working capital resulted primarily from higher inventories.

•
Libbey reported that it had available capacity of $73.3 million under its ABL credit facility as of March 31, 2013, with no loans currently outstanding. The Company also had cash on hand of $45.9 million at March 31, 2013.

Sherry Buck, chief financial officer added, "This quarter, the fifth consecutive quarter of margin and earnings improvement, represents a solid start to the year. The first quarter results, along with our previously announced plan to repay $45 million of our senior notes in May 2013, puts us solidly on track to further reduce costs, improve cash flow and strengthen our balance sheet in 2013 while investing to grow our business."

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Libbey Inc.

Webcast Information

Libbey will hold a conference call for investors on Thursday, April 25, 2013, at 11 a.m. Eastern Daylight Time. The conference call will be simulcast live on the Internet and is accessible from the Investor Relations' section of www.libbey.com. To listen to the call, please go to the website at least 10 minutes early to register, download and install any necessary software. A replay will be available for 7 days after the conclusion of the call.

About Libbey Inc.

Based in Toledo, Ohio, since 1888, we believe Libbey Inc. is the largest manufacturer of glass tableware in the western hemisphere and one of the largest glass tableware manufacturers in the world. It supplies products to foodservice, retail, industrial and business-to-business customers in over 100 countries, and it is the leading manufacturer of tabletop products for the U.S. foodservice industry.

Libbey operates glass tableware manufacturing plants in the United States in Louisiana and Ohio as well as in Mexico, China, Portugal and the Netherlands. Its Crisa subsidiary, located in Monterrey, Mexico, is a leading producer of glass tableware in Mexico and Latin America. Its subsidiary located in Leerdam, Netherlands, is among the world leaders in producing and selling glass stemware to retail, foodservice and industrial clients. Its Crisal subsidiary, located in Portugal, provides an expanded presence in Europe. Its Syracuse China subsidiary designs and distributes an extensive line of high-quality ceramic dinnerware, principally for foodservice establishments in the United States. Its World Tableware subsidiary imports and sells a full-line of metal flatware and hollowware and an assortment of ceramic dinnerware and other tabletop items principally for foodservice establishments in the United States. In 2012, Libbey Inc.'s net sales totaled $825.3 million.

This press release includes forward-looking statements as defined in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect only the Company's best assessment at this time and are indicated by words or phrases such as "goal," "expects," " believes," "will," "estimates," "anticipates," or similar phrases. Investors are cautioned that forward-looking statements involve risks and uncertainty and that actual results may differ materially from these statements, and that investors should not place undue reliance on such statements. These forward-looking statements may be affected by the risks and uncertainties in the Company's business. This information is qualified in its entirety by cautionary statements and risk factor disclosures contained in the Company's Securities and Exchange Commission filings, including the Company's report on Form 10-K filed with the Commission on March 18, 2013. Important factors potentially affecting performance include but are not limited to risks related to our ability to borrow under our ABL credit agreement, increased competition from foreign suppliers endeavoring to sell glass tableware in the United States and Mexico; the impact of lower duties for imported products; global economic conditions and the related impact on consumer spending levels; major slowdowns in the retail, travel or entertainment industries in the United States, Canada, Mexico, Western Europe and Asia, caused by terrorist attacks or otherwise; significant increases in per-unit costs for natural gas, electricity, freight, corrugated packaging, and other purchased materials; high levels of indebtedness; high interest rates that increase the Company's borrowing costs or volatility in the financial markets that could constrain liquidity and credit availability; protracted work stoppages related to collective bargaining agreements; increases in expense associated with higher medical costs, increased pension expense associated with lower returns on pension investments and increased pension obligations; devaluations and other major currency fluctuations relative to the U.S. dollar and the Euro that could reduce the cost competitiveness of the Company's products compared to foreign competition; the effect of high inflation in Mexico and exchange rate changes to the value of the Mexican peso and the earnings and cash flow of Libbey Mexico, expressed under U.S. GAAP; the inability to achieve savings and profit improvements at targeted levels in the Company's operations or within the intended time periods; and whether the Company completes any significant acquisition and whether such acquisitions can operate profitably. Any forward-looking statements speak only as of the date of this press release, and the Company assumes no obligation to update or revise any forward-looking statement to reflect events or circumstances arising after the date of this press release.

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Libbey Inc.
Condensed Consolidated Statements of Operations
(dollars in thousands, except per-share amounts)
(unaudited)

	Three months ended March 31,
	2013	2012
Net sales	$183,476	$187,829
Freight billed to customers	752	708
Total revenues	184,228	188,537
Cost of sales (1)	141,996	145,481
Gross profit	42,232	43,056
Selling, general and administrative expenses	26,397	28,126
Special charges (1)	4,314	—
Income from operations	11,521	14,930
Other expense	(435)	(591)
Earnings before interest and income taxes	11,086	14,339
Interest expense	8,435	10,408
Income before income taxes	2,651	3,931
Provision for income taxes (1)	662	3,290
Net income	$1,989	$641

Net income per share:
Basic	$0.09	$0.03
Diluted	$0.09	$0.03

Weighted average shares:
Outstanding	21,115	20,769
Diluted	21,594	21,184

(1) Refer to Table 1 for Special Items detail.

Libbey Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands)

	March 31, 2013	December 31, 2012
	(unaudited)
ASSETS:
Cash and cash equivalents	$45,949	$67,208
Accounts receivable — net	86,264	80,850
Inventories — net	167,374	157,549
Other current assets	16,834	12,997
Total current assets	316,421	318,604

Pension asset	10,176	10,196
Goodwill and purchased intangibles — net	187,324	186,794
Property, plant and equipment — net	253,009	258,154
Other assets	26,245	28,428
Total assets	$793,175	$802,176

LIABILITIES AND SHAREHOLDERS' EQUITY:
Accounts payable	$57,259	$65,712
Accrued liabilities	81,841	84,268
Pension liability (current portion)	660	613
Non-pension postretirement benefits (current portion)	4,739	4,739
Other current liabilities	3,436	5,915
Long-term debt due within one year	14,031	4,583
Total current liabilities	161,966	165,830

Long-term debt	452,122	461,884
Pension liability	62,389	60,909
Non-pension postretirement benefits	71,587	71,468
Other liabilities	16,900	17,609
Total liabilities	764,964	777,700

Common stock and capital in excess of par value	314,541	313,586
Retained deficit	(146,081)	(148,070)
Accumulated other comprehensive loss	(140,249)	(141,040)
Total shareholders’ equity	28,211	24,476
Total liabilities and shareholders’ equity	$793,175	$802,176

Libbey Inc.
Condensed Consolidated Statements of Cash Flows
(dollars in thousands)
(unaudited)

	Three months ended March 31,
	2013	2012
Operating activities:
Net income	$1,989	$641
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	10,774	10,536
Loss (gain) on asset sales and disposals	2	(1)
Change in accounts receivable	(6,043)	1,604
Change in inventories	(10,635)	(12,166)
Change in accounts payable	(7,745)	(5,218)
Accrued interest and amortization of discounts and finance fees	8,131	(7,375)
Pension & non-pension postretirement benefits	3,700	(560)
Restructuring charges	4,314	—
Accrued liabilities & prepaid expenses	(15,792)	(9,336)
Income taxes	(1,626)	1,977
Share-based compensation expense	824	727
Other operating activities	(573)	73
Net cash used in operating activities	(12,680)	(19,098)

Investing activities:
Additions to property, plant and equipment	(8,882)	(6,446)
Proceeds from asset sales and other	4	180
Net cash used in investing activities	(8,878)	(6,266)

Financing activities:
Other repayments	(59)	(394)
Stock options exercised	537	28
Net cash provided by (used in) financing activities	478	(366)

Effect of exchange rate fluctuations on cash	(179)	257
Decrease in cash	(21,259)	(25,473)

Cash at beginning of period	67,208	58,291
Cash at end of period	$45,949	$32,818

In accordance with the SEC’s Regulation G, tables 1, 2, 3 and 4 provide non-GAAP measures used in this earnings release and a reconciliation to the most closely related Generally Accepted Accounting Principle (GAAP) measure. Libbey believes that providing supplemental non-GAAP financial information is useful to investors in understanding Libbey's core business and trends. In addition, it is the basis on which Libbey's management assesses performance. Although Libbey believes that the non-GAAP financial measures presented enhance investors' understanding of Libbey's business and performance, these non-GAAP measures should not be considered an alternative to GAAP.

Table 1
Reconciliation of "As Reported" Results to "As Adjusted" Results - Quarter
(dollars in thousands, except per-share amounts)
(unaudited)
	Three months ended March 31,
	2013			2012
	As Reported	Special Items	As Adjusted	As Reported	Special Items	As Adjusted
Net sales	$183,476	$—	$183,476	$187,829	$—	$187,829
Freight billed to customers	752	—	752	708	—	708
Total revenues	184,228	—	184,228	188,537	—	188,537
Cost of sales	141,996	566	141,430	145,481	—	145,481
Gross profit	42,232	(566)	42,798	43,056	—	43,056
Selling, general and administrative expenses	26,397	—	26,397	28,126	—	28,126
Special charges	4,314	4,314	—	—	—	—
Income from operations	11,521	(4,880)	16,401	14,930	—	14,930
Other expense	(435)	—	(435)	(591)	—	(591)
Earnings before interest and income taxes	11,086	(4,880)	15,966	14,339	—	14,339
Interest expense	8,435	—	8,435	10,408	—	10,408
Income before income taxes	2,651	(4,880)	7,531	3,931	—	3,931
Provision for income taxes	662	(837)	1,499	3,290	—	3,290
Net income	$1,989	$(4,043)	$6,032	$641	$—	$641

Net income per share:
Basic	$0.09	$(0.19)	$0.29	$0.03	$—	$0.03
Diluted	$0.09	$(0.19)	$0.28	$0.03	$—	$0.03

Weighted average shares:
Outstanding	21,115			20,769
Diluted	21,594			21,184

	Three months ended March 31, 2013
Special Items Detail - (Income) Expense:	Restructuring Charges (1)	Total Special Items
Cost of sales	$566	$566
Special charges	4,314	4,314
Income taxes	(837)	(837)
Total Special Items	$4,043	$4,043

(1) Restructuring charges relate to discontinuing production of certain glassware in North America and reducing manufacturing capacity at our Shreveport, Louisiana, manufacturing facility.

Table 2
Reconciliation of Net Income to Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA
(dollars in thousands)

	Three months ended March 31,
	2013	2012
Reported net income	$1,989	$641
Add:
Interest expense	8,435	10,408
Provision for income taxes	662	3,290
Depreciation and amortization	10,774	10,536
EBITDA	21,860	24,875
Add: Special items before interest and taxes	4,880	—
Less: Depreciation expense included in special charges and also in depreciation and amortization above	(566)	—
Adjusted EBITDA	$26,174	$24,875

Table 3
Reconciliation of Net Cash Used in Operating Activities to Free Cash Flow
(dollars in thousands)
	Three months ended March 31,
	2013	2012

Net cash used in operating activities	$(12,680)	$(19,098)
Capital expenditures	(8,882)	(6,446)
Proceeds from asset sales and other	4	180
Free Cash Flow	$(21,558)	$(25,364)

Table 4
Summary Business Segment Information
(dollars in thousands)
	Three months ended March 31,
	2013	2012
Net Sales:
Americas (1)	$123,535	$129,675
EMEA (2)	34,242	30,792
Other (3)	25,699	27,362
Consolidated	$183,476	$187,829

Segment Earnings Before Interest & Taxes (Segment EBIT) (4) :
Americas (1)	$18,152	$15,674
EMEA (2)	(1,483)	(580)
Other (3)	3,797	5,125
Segment EBIT	$20,466	$20,219

Reconciliation of Segment EBIT to Net Income:
Segment EBIT	$20,466	$20,219
Retained corporate costs (5)	(4,500)	(5,880)
Consolidated Adjusted EBIT	15,966	14,339
Restructuring charges	(4,880)	—
Special Items before interest and taxes	(4,880)	—
Interest expense	(8,435)	(10,408)
Income taxes	(662)	(3,290)
Net income	$1,989	$641

Depreciation & Amortization:
Americas (1)	$6,528	$6,182
EMEA (2)	2,486	2,548
Other (3)	1,383	1,417
Corporate	377	389
Consolidated	$10,774	$10,536

(1) Americas—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in North and South America.
(2) EMEA—includes worldwide sales of manufactured and sourced glass tableware having and end market destination in Europe, the Middle East and Africa.
(3) Other—includes worldwide sales of manufactured and sourced glass tableware having an end market destination in Asia Pacific and worldwide sales of sourced ceramic dinnerware, metal tableware, hollowware, and serveware.
(4) Segment EBIT represents earnings before interest and taxes and excludes amounts related to certain items we consider not representative of ongoing operations as well as certain retained corporate costs.
(5) Retained corporate costs includes certain headquarter, administrative and facility costs, and other costs that are not allocable to the reporting segments.